EXHIBIT 3.1

Articles of Incorporation

NEW JERSEY DEPARTMENT OF TREASURY

DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

CERTIFICATE OF INC. (PROFIT)

DING DONG SCHOOL LTD

0499954379

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 04/06/2004 and was assigned identification number 0400054379. Following are the articles that constitute its original certificate.

1.

Name:

DING DONG SCHOOL LTD

2.

The Registered Agent:

ROGER FIDLER

3.

The Registered Office:

400 GROVE STREET

GLEN ROCK, NJ 07452-1900

4.

Business Purpose:

General, For Any Lawful Purpose Under N.J.S.A. 14A:1-1 et seq.

5.

Stock

25,000,000

6.

If applicable, set forth the designation of each class of shares, the number in each and a statement of the relative rights, preferences, and limitations:

THE CAPITAL STOCK SHALL CONSIST OF TWO CLASSES, COMPRISING TWENTY MILLION SHARES OF COMMON STOCK AND FIVE MILLION SHARES OF PREFERRED STOCK, EACH SHARE HAVING A PAR VALUE OF ONE TENTH OF A PENNY.

7.

If applicable, set forth a statement of authority vested in the board to divide the shares into classes or series of both and to determine or changing their designation, number relative rights, preferences and limitations:

THE BOARD OF DIRECTORS SHALL HAVE THE RIGHT TO DIVIDE THE PREFERRED STOCK INTO CLASSES OR SERIES, FROM TIME TO TIME, HAVING SUCH RIGHTS AND PREFERENCES AS THEY MAY DETERMINE IN THEIR SOLE DISCRETION.

8.

First Board of Directors:

THOMAS MONAHAN

3638 OXFORD AVENUE

BRONX, NY 10463

9.

Incorporators:

ROGER FIDLER

400 GROVE STREET

GLEN ROCK, NJ 07452-1900

Signatures:

ROGER FIDLER

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 04/07/2004

__s/John E. McCormac_______

John E. McCormac, CPA

Treasurer of the State of New Jersey

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

DING DONG SCHOOL LTD

0400054379

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department a Certificate of Incorporation on April 6th, 2004 and that the attached is a true copy of this document as the same is taken from and compared with the original(s) filed in this office and now remaining on file and of record.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 7th day of April, 2004

___s/John E. McCormac, CPA_____

John E. McCormac, CPA

Treasurer of the State of New Jersey